Exhibit 4.2

DEPOSIT AGREEMENT

among

THE BANK OF NEW YORK MELLON CORPORATION,

as Issuer

and

COMPUTERSHARE INC. AND COMPUTERSHARE TRUST COMPANY, N.A.,

acting jointly as Depositary

and

THE HOLDERS FROM TIME TO TIME OF THE DEPOSITARY RECEIPTS DESCRIBED HEREIN

Dated as of October 28, 2026

DEPOSIT AGREEMENT

DEPOSIT AGREEMENT, dated as of October 28, 2026, among (i) THE BANK OF NEW YORK MELLON CORPORATION, a Delaware corporation; (ii) COMPUTERSHARE INC., a Delaware corporation (“Computershare”), and its wholly owned subsidiary, COMPUTERSHARE TRUST COMPANY, N.A., a federally chartered trust company (the “Trust Company”), acting jointly as Depositary (as hereinafter defined); and (iii) the holders from time to time of the Receipts (as hereinafter defined) described herein.

WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of the Series O Preferred Stock (as hereinafter defined) from time to time with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts evidencing Depositary Shares (as hereinafter defined) in respect of shares of the Series O Preferred Stock so deposited; and

WHEREAS, the Receipts are to be substantially in the form of Exhibit B attached hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.1. Definitions.

The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms used in this Deposit Agreement:

“Affiliate” shall mean, with respect to any person or entity, any person or entity directly or indirectly controlling, controlled by, or under common control with, such other person or entity. For the purpose of this definition, “controlling,” “controlled by” or “under common control with” mean the ownership, direct or indirect, of the power to direct or cause the direction of the operation or management and policies of a person or entity, whether through the ownership or control of voting interests, by contract or otherwise.

“Board of Directors” shall mean the board of directors of the Corporation.

“Certificate of Designations” shall mean the relevant Certificate of Designations filed with the Secretary of State of the State of Delaware establishing the Series O Preferred Stock as a series of preferred stock of the Corporation.

“Computershare” shall have the meaning set forth in the preamble hereto.

“Confidential Information” shall have the meaning set forth in Section 7.12(a).

“Corporation” shall mean The Bank of New York Mellon Corporation, a Delaware corporation, and its successors.

“Deposit Agreement” shall mean this Deposit Agreement, as amended or supplemented from time to time in accordance with the terms hereof.

“Depositary” shall mean Computershare and the Trust Company, acting jointly, and any successor as Depositary hereunder.

“Depositary Shares” shall mean the depositary shares, each representing one-hundredth (1/100th) of one share of the Series O Preferred Stock, and evidenced by a Receipt.

“Depositary’s Agent” shall mean an agent appointed by the Depositary pursuant to Section 7.5.

“Depositary’s Office” shall mean the office of the Depositary at which at any particular time its depositary receipt business shall be administered, which at the date of this Deposit Agreement is located at 150 Royall St., Canton, MA 02021.

“DTC” shall mean The Depository Trust Company.

“Exchange Event” shall mean with respect to any Global Registered Receipt:

(1) (A) the Global Receipt Depository which is the Holder of such Global Registered Receipt notifies the Corporation that it is no longer willing or able to properly discharge its responsibilities under any Letter of Representations or that it is no longer eligible or in good standing under the Securities Exchange Act of 1934, as amended, and (B) the Corporation has not appointed a qualified successor Global Receipt Depository within ninety (90) calendar days after the Corporation received such notice, or

(2) the Corporation in its sole discretion notifies the Depositary in writing that the Receipts or portion thereof issued or issuable in the form of one or more Global Registered Receipts shall no longer be represented by such Global Registered Receipt.

“Funds” shall have the meaning set forth in Section 4.1.

“Global Receipt Depository” shall mean, with respect to any Receipt issued hereunder, DTC or such other entity designated as Global Receipt Depository by the Corporation in or pursuant to this Deposit Agreement, which entity must be, to the extent required by any applicable law or regulation, a clearing agency registered under the Securities Exchange Act of 1934, as amended.

“Global Registered Receipt” shall mean a global registered Receipt registered in the name of a nominee of DTC.

“Information Security Program” shall have the meaning set forth in Section 7.12(d).

“Letter of Representations” shall mean any applicable agreement among the Corporation, the Depositary and a Global Receipt Depository with respect to such Global Receipt Depository’s rights and obligations with respect to any Global Registered Receipt, as the same may be amended, supplemented, restated or otherwise modified from time to time and any successor agreement thereto.

“Person” shall mean any natural person, partnership, joint venture, firm, corporation, limited liability company, limited liability partnership, unincorporated association, trust or other entity, and shall include any successor (by merger or otherwise) of the foregoing.

“Personal Information” shall have the meaning set forth in Section 7.12(b).

“Receipt” shall mean one of the depositary receipts issued hereunder, substantially in the form set forth as Exhibit B hereto, whether in definitive or temporary form, and evidencing the number of Depositary Shares with respect to shares of the Series O Preferred Stock held of record by the holder of record of such Depositary Shares.

“Record Holder” or “Holder” as applied to a Receipt shall mean the Person in whose name such Receipt is registered on the books of the Depositary maintained for such purpose.

“Redemption Date” shall have the meaning set forth in Section 2.8.

“Registrar” shall mean the Trust Company or such other successor bank or trust company which shall be appointed by the Corporation to register ownership and transfers of Receipts as herein provided and if a successor Registrar shall be so appointed, references herein to “the books” of or maintained by the Depositary shall be deemed, as applicable, to refer as well to the register maintained by such Registrar for such purpose.

“Representatives” shall have the meaning set forth in Section 7.12(a).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Breach” shall have the meaning set forth in Section 7.12(f).

“Series O Preferred Stock” shall mean the shares of the Corporation’s Series O Noncumulative Perpetual Preferred Stock, $100,000 liquidation preference per share, designated in the Certificate of Designations.

“Services” shall have the meaning set forth in Section 7.12(b).

“Signature Guarantee” shall have the meaning set forth in Section 2.3.

“Transfer Agent” shall mean the Trust Company or such other successor bank or trust company which shall be appointed by the Corporation to transfer the Receipts or the deposited shares of Series O Preferred Stock, as the case may be, as herein provided.

“Transfer Agent Services Agreement” shall mean the Transfer Agency Services Agreement, effective as of October 16, 2023, as amended, supplemented and in effect from time to time, between the Corporation, Computershare and the Trust Company, or any successor agreement, addressing the provision of transfer agency services by the Transfer Agent to the Corporation.

“Trust Company” shall have the meaning set forth in the preamble hereto.

ARTICLE II

FORM OF RECEIPTS, DEPOSIT OF THE SERIES O PREFERRED STOCK, EXECUTION AND DELIVERY, TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS

Section 2.1. Form and Transfer of Receipts.

The definitive Receipts shall be substantially in the form set forth in Exhibit B attached to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided (but which do not affect the rights, duties, obligations or immunities of the Depositary as set forth in this Deposit Agreement without the Depositary’s consent). Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Corporation, delivered in compliance with Section 2.2, shall be authorized and instructed to, and shall execute and deliver temporary Receipts which may be printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Corporation and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the Depositary’s Office or at such other place or places as the Depositary shall determine, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary is hereby authorized and instructed to, and shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts registered in the name (and only in the name) of the holder of the temporary Receipt(s); provided that the Depositary has been provided with all necessary information that it may request in order to execute and deliver such definitive Receipts. Such exchange shall be made at the Corporation’s expense and without any charge therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the Series O Preferred Stock, as definitive Receipts.

Any Receipt to be executed by the Depositary pursuant to this Deposit Agreement shall be executed by the Depositary by the manual, facsimile or, solely in the case of a Receipt in global form, electronic, signature of a duly authorized officer of the Depositary. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed manually or by the facsimile signature of a duly authorized officer of the Depositary and, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by manual or facsimile signature of a duly authorized officer of such Registrar. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided.

Receipts shall be in denominations of any number of whole Depositary Shares. All Receipts shall be dated the date of their issuance.

Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement, all as may be required by the Depositary and approved by the Corporation or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Series O Preferred Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipt is subject (but which do not affect the rights, duties, obligations or immunities of the Depositary as set forth in this Deposit Agreement without the Depositary’s consent).

Title to Depositary Shares evidenced by a Receipt which is properly endorsed or accompanied by a properly executed instrument of transfer, shall be transferable by delivery of such Receipt with the same effect as if such Receipt were a negotiable instrument; provided, however, that until transfer of any particular Receipt shall be registered on the books of the Depositary as provided in Section 2.3, the Depositary may, notwithstanding any notice to the contrary, treat the Record Holder thereof at such time as the absolute owner thereof for the purpose of determining the Person entitled to distributions of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

Section 2.2. Deposit of the Series O Preferred Stock; Execution and Delivery of Receipts in Respect Thereof.

Subject to the terms and conditions of this Deposit Agreement, the Corporation may from time to time deposit shares of the Series O Preferred Stock under this Deposit Agreement by delivery to the Depositary of a certificate or certificates for such shares of the Series O Preferred Stock to be deposited, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form reasonably satisfactory to the Depositary (provided that a certificate substantially in the form set forth in Exhibit A attached to this Deposit Agreement shall be reasonably satisfactory to the Depositary), together with (i) all such certifications as may be required by the Depositary pursuant to this Deposit Agreement, (ii) an instruction letter from the Corporation authorizing the Depositary to register such shares of the Series O Preferred Stock in book-entry form, each in form satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, and together with a written order of the Corporation directing the Depositary to execute and deliver to, or upon the written order of, the Person or Persons stated in such order a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing such deposited shares of the Series O Preferred Stock and (iii) an opinion of counsel to the Corporation (which may be an opinion of internal counsel) stating that (1) such Depositary Shares have been registered under the Securities Act or do not need to be registered in connection with the distribution thereof and (2) when the Series O Preferred Stock is issued and delivered against payment therefor, such Series O Preferred Stock will be validly issued, fully paid and non-assessable.

The shares of the Series O Preferred Stock that are deposited shall be held by the Depositary at the Depositary’s Office or at such other place or places as the Depositary shall determine. The Depositary shall not lend any shares of the Series O Preferred Stock deposited hereunder.

Upon receipt by the Depositary of a certificate or certificates for shares of the Series O Preferred Stock deposited in accordance with the provisions of this Section 2.2, together with the other documents required as above specified, and upon recordation of the shares of the Series O Preferred Stock on the books of the Corporation (or its duly appointed transfer agent) in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall at the direction of the Corporation execute and deliver to or upon the order of the Person or Persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section 2.2, a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing the shares of the Series O Preferred Stock so deposited and registered in such name or names as may be requested by such Person or Persons. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary’s Office or such other offices, if any, as the Depositary may designate. Delivery at other offices shall be at the risk and expense of the Person requesting such delivery.

Section 2.3. Registration of Transfer of Receipts.

The Corporation hereby appoints Computershare and the Trust Company, acting jointly, as the Depositary and appoints the Trust Company as the Registrar and Transfer Agent for the Receipts, and Computershare and the Trust Company hereby accept such appointments, subject to the express terms and conditions of this Deposit Agreement (and no implied terms or conditions) and, as such, shall register on its books from time to time transfers of Receipts upon any surrender thereof by the Holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, including a guarantee of the signature thereon by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Transfer Agent (a “Signature Guarantee”), together with evidence of the payment of any taxes or charges as may be required by law. Thereupon, the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the Person entitled thereto. With respect to the appointment of the Depositary as Registrar and Transfer Agent in respect of the Receipts, the Depositary, in its respective capacities under such appointments, shall be entitled to the same rights, indemnities, immunities and benefits as the Depositary hereunder as if explicitly named in each such provision, and shall provide the applicable services in accordance with the Transfer Agent Services Agreement and Exhibit C hereto, in the performance of its duties in such respective capacities. Any references to the Depositary herein shall, to the extent applicable, mean the Depositary as the Transfer Agent and Registrar.

Section 2.4. Split-ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of the Series O Preferred Stock.

Upon surrender of a Receipt or Receipts at the Depositary’s Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and the receipt by the Depositary of all other necessary information and documents, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute a new Receipt or Receipts in the authorized denomination or denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered, and shall deliver such new Receipt or Receipts to or upon the order of the Holder of the Receipt or Receipts so surrendered.

Any Holder of a Receipt or Receipts may withdraw the number of whole shares of the Series O Preferred Stock and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts at the Depositary’s Office or at such other offices as the Depositary may designate for such withdrawals; provided, however, that a Holder of a Receipt or Receipts may not withdraw such whole shares of Series O Preferred Stock (or money and other property, if any, represented thereby) which has previously been called for redemption. After such surrender and upon the receipt of written instructions from the Holder of such Receipt or Receipts, without unreasonable delay (provided the Corporation has provided the Depositary with all necessary documentation), the Depositary shall deliver to such Holder, or to the Person or Persons designated by such Holder as hereinafter provided, the number of whole shares of the Series O Preferred Stock and all money and other property, if any, represented by the Receipt or Receipts so surrendered for withdrawal, but Holders of such whole shares of the Series O Preferred Stock will not thereafter be entitled to deposit such shares of the Series O Preferred Stock hereunder or to receive a Receipt evidencing Depositary Shares therefor. Delivery of such shares of the Series O Preferred Stock and such money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by proper instruments of transfer. If a Receipt delivered by the Holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of the Series O Preferred Stock to be withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of the Series O Preferred Stock and such money and other property, if any, to be so withdrawn, deliver to such Holder, or subject to Section 2.3 upon such Holder’s order, a new Receipt evidencing such excess number of Depositary Shares.

In no event will fractional shares of the Series O Preferred Stock (or any cash payment in lieu thereof) be delivered by the Depositary. Delivery of shares of the Series O Preferred Stock and money and other property, if any, being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate.

If shares of the Series O Preferred Stock and the money and other property, if any, being withdrawn are to be delivered to a Person or Persons other than the Record Holder of the related Receipt or Receipts being surrendered for withdrawal of such shares of the Series O Preferred Stock, such Holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such Holder for withdrawal of such shares of the Series O Preferred Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

Delivery of shares of the Series O Preferred Stock and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary at the Depositary’s Office, except that, at the request, risk and expense of the Holder, and consent of the Depositary, surrendering such Receipt or Receipts and for the account of the Holder thereof, such delivery may be made at such other place as may be designated by such Holder.

Section 2.5. Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary’s Agents or the Corporation may require (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Corporation shall have made such payment, the reimbursement to it) of any charges, taxes or expenses payable by the Holder of a Receipt pursuant to Section 5.7 (including any such tax or charge with respect to the shares of Series O Preferred Stock being deposited or withdrawn or any charges or expense pursuant to Section 3.2), (ii) the production of evidence satisfactory to it as to the identity and genuineness of any signature (which evidence may include a Signature Guarantee), and (iii) any other reasonable evidence of authority that may be required by the Depositary, and may also require compliance with such regulations, if any, as the Depositary or the Corporation may establish consistent with the provisions of this Deposit Agreement and/or applicable law.

The deposit of shares of the Series O Preferred Stock may be refused, the delivery of Receipts against shares of the Series O Preferred Stock may be suspended, the registration of transfer of Receipts may be refused and the registration of transfer, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Corporation is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary’s Agents or the Corporation at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Deposit Agreement.

Section 2.6. Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary in its discretion may, absent notice to the Depositary that such Receipt has been acquired by a bona fide purchaser, execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, only upon (i) the filing by the Holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, of the authenticity thereof and of his or her ownership thereof; and (ii) the Holder thereof furnishing the Depositary with indemnification satisfactory to the Depositary. Such Holder shall also comply with such other reasonable regulations and pay such other reasonable charges as the Depositary may prescribe and as required by Section 8-405 of the Uniform Commercial Code in effect in the State of New York.

Section 2.7. Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary or any Depositary’s Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized and directed to destroy all Receipts so cancelled.

Section 2.8. Redemption of the Series O Preferred Stock.

Whenever the Corporation shall be permitted and shall elect to redeem shares of the Series O Preferred Stock in accordance with the terms of the Certificate of Designations, it shall (unless otherwise agreed to in writing with the Depositary) give or cause to be given to the Depositary, not less than five (5) days and not more than sixty (60) days prior to the Redemption Date (as defined below), notice of the date of such proposed redemption of shares of the Series O Preferred Stock and of the number of such shares held by the Depositary to be so redeemed and the applicable redemption price, which notice shall be accompanied by a certificate from the Corporation stating that such redemption of shares of the Series O Preferred Stock is in accordance with the provisions of the Certificate of Designations. In addition, the Corporation shall inform the Depositary not less than five (5) days (or such shorter period as the Corporation and the Depositary may agree to from time to time) prior to the date on which the Corporation intends to have the Depositary provide notice to the Record Holders of Receipts, as described below, in connection with any redemption of the Series O Preferred Stock.

On the date of such redemption, provided that the Corporation shall then have paid or caused to be paid in full to Computershare the redemption price of one hundred thousand dollars ($100,000) per share of the Series O Preferred Stock to be redeemed, plus an amount equal to any declared and unpaid dividends thereon to the date fixed for redemption to be redeemed, in accordance with the provisions of the Certificate of Designations, Computershare shall redeem the number of Depositary Shares representing such shares of the Series O Preferred Stock. Computershare shall, if requested in writing and provided with all necessary information, mail the notice of the Corporation’s redemption of shares of the Series O Preferred Stock and the proposed simultaneous redemption of the number of Depositary Shares representing such shares of the Series O Preferred Stock to be redeemed by first-class mail, postage prepaid, at the respective last addresses as they appear on the records of Computershare, or transmit by such other method approved by Computershare (including, without limitation, in any manner permitted by DTC if the Depositary Shares are issued in book-entry form through DTC), in its reasonable discretion, in either case not less than five (5) days and not more than sixty (60) days prior to the date fixed for redemption of such shares of the Series O Preferred Stock and Depositary Shares (the “Redemption Date”), to the Record Holders of the Receipts evidencing the Depositary Shares to be so redeemed at the addresses of such Holders as they appear on the records of Computershare; but neither failure to mail or transmit any such notice of redemption of Depositary Shares to one or more such Holders nor any defect in any notice of redemption of Depositary Shares to one or more such Holders shall affect the sufficiency of the proceedings for redemption as to the other Holders. Each such notice shall be prepared by the Corporation and shall state: (i) the Redemption Date; (ii) the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares held by any such Holder are to be redeemed, the number of such Depositary Shares held by such Holder to be so redeemed; (iii) the redemption price; (iv) the place or places where Receipts evidencing such Depositary Shares are to be surrendered for payment of the redemption price; and (v) that dividends in respect of the Series O Preferred Stock represented by such Depositary Shares to be redeemed will cease to accrue on such

Redemption Date. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected either pro rata or by lot or in such other manner as the Corporation may determine to be fair and equitable (which determination the Corporation will promptly notify Computershare in writing). In any such case, the Depositary Shares shall only be redeemed in increments of one hundred (100) shares and any integral multiple thereof.

Notice having been mailed or transmitted by Computershare as aforesaid, from and after the Redemption Date (unless the Corporation shall have failed to provide the funds necessary to redeem shares of the Series O Preferred Stock evidenced by the Depositary Shares called for redemption) (i) all dividends on the shares of the Series O Preferred Stock so called for redemption shall cease to accrue from and after such date; (ii) the Depositary Shares being redeemed from such proceeds shall be deemed no longer to be outstanding; (iii) all rights of the Holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price) shall, to the extent of such Depositary Shares, cease and terminate; and (iv) upon surrender in accordance with such redemption notice of the Receipts evidencing any such Depositary Shares called for redemption (properly endorsed or assigned for transfer, if Computershare or applicable law shall so require), such Depositary Shares shall be redeemed by Computershare at a redemption price per Depositary Share equal to one-hundredth (1/100th) of the redemption price per share of the Series O Preferred Stock so redeemed plus all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Corporation in respect of dividends which on the Redemption Date have been declared on the shares of the Series O Preferred Stock to be so redeemed and have not theretofore been paid (it being understood that, in accordance with the provisions of the Certificate of Designations, any declared but unpaid dividends payable on a Redemption Date that occurs subsequent to the record date fixed pursuant to Section 4.4 for a dividend period shall not be paid to the Holder of a Receipt entitled to receive the redemption price on the Redemption Date, but rather shall be paid to the Holder of such Receipt on such record date).

If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, Computershare will deliver to the Holder of such Receipt upon its surrender to Computershare, together with the redemption payment, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

Section 2.9. Receipts Issuable in Global Registered Form.

If the Corporation shall determine in a writing delivered to the Depositary that the Receipts are to be issued in whole or in part in the form of one or more Global Registered Receipts, then the Depositary shall, if instructed and provided with all necessary information, in accordance with the other provisions of this Deposit Agreement, execute and deliver one or more Global Registered Receipts evidencing the Receipts of such series, which (i) shall represent, and shall be denominated in an amount equal to the aggregate number of Depositary Shares evidenced by, the Receipts to be represented by such Global Registered Receipt or Receipts and (ii) shall be registered in the name of the Global Receipt Depository therefor or its nominee.

Notwithstanding any other provision of this Deposit Agreement to the contrary, unless otherwise provided in the Global Registered Receipt, a Global Registered Receipt may only be transferred in whole and only by the applicable Global Receipt Depository for such Global Registered Receipt to a nominee of such Global Receipt Depository, or by a nominee of such Global Receipt Depository to such Global Receipt Depository or another nominee of such Global Receipt Depository, or by such Global Receipt Depository or any such nominee to a successor Global Receipt Depository for such Global Registered Receipt selected or approved by the Corporation or to a nominee of such successor Global Receipt Depository. Except as provided below, owners solely of beneficial interests in a Global Registered Receipt shall not be entitled to receive physical delivery of the Receipts represented by such Global Registered Receipt. Neither any such beneficial owner nor any direct or indirect participant of a Global Receipt Depository shall have any rights under this Deposit Agreement with respect to any Global Registered Receipt held on their behalf by a Global Receipt Depository and such Global Receipt Depository may be treated by the Corporation, the Depositary and any director, officer, employee or agent of the Corporation or the Depositary as the Holder of such Global Registered Receipt for all purposes whatsoever. Unless and until definitive Receipts are delivered to the owners of the beneficial interests in a Global Registered Receipt, (1) the applicable Global Receipt Depository will make book-entry transfers among its participants and receive and transmit all payments and distributions in respect of the Global Registered Receipts to such participants, in each case, in accordance with its applicable procedures and arrangements, and (2) whenever any notice, payment or other communication to the holders of Global Registered Receipts is required under this Deposit Agreement, the Corporation and the Depositary shall give all such notices, payments and communications specified herein to be given to such holders to the applicable Global Receipt Depository.

If an Exchange Event has occurred with respect to any Global Registered Receipt, then, in any such event, the Depositary shall, upon receipt of a written order from the Corporation authorizing and directing the Depositary to execute and deliver the individual definitive registered Receipts in exchange for such Global Registered Receipt, execute and deliver, individual definitive registered Receipts, in authorized denominations and of like terms in an aggregate number of Depositary Shares equal to the aggregate number of Depositary Shares represented by the Global Registered Receipt in exchange for such Global Registered Receipt. The Depositary shall have no duties, obligations or liability under this paragraph unless and until such written order have been received by the Depositary.

Definitive registered Receipts issued in exchange for a Global Registered Receipt pursuant to this Section shall be registered in such names and in such authorized denominations as the Global Receipt Depository for such Global Registered Receipt, pursuant to instructions from its participants, shall instruct the Depositary in writing. The Depositary shall deliver such Receipts to the Persons in whose names such Receipts are so registered.

Notwithstanding anything to the contrary in this Deposit Agreement, should the Corporation determine that the Receipts should be issued as a Global Registered Receipt, the parties hereto shall comply with the terms of each Letter of Representations.

Section 2.10. No Pre-Release.

The Depositary shall not deliver any deposited Series O Preferred Stock evidenced by Receipts prior to the receipt and cancellation of such Receipts or other similar method used with respect to Receipts held by DTC. The Depositary shall not issue any Receipts prior to the receipt by the Depositary of the corresponding Series O Preferred Stock evidenced by such Receipts. At no time will any Receipts be outstanding if such Receipts do not represent Series O Preferred Stock deposited with the Depositary.

ARTICLE III

CERTAIN OBLIGATIONS OF HOLDERS OF

RECEIPTS AND THE CORPORATION

Section 3.1. Filing Proofs, Certificates and Other Information.

Any Holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Corporation may reasonably deem necessary or proper. The Depositary or the Corporation may withhold the delivery, or delay the registration of transfer or redemption, of any Receipt or the withdrawal of shares of the Series O Preferred Stock represented by the Depositary Shares and evidenced by a Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

Section 3.2. Payment of Taxes or Other Governmental Charges.

Holders of Receipts shall be obligated to make payments to the Depositary of certain charges and expenses, as provided in Section 5.7. Registration of transfer of any Receipt or any withdrawal of shares of the Series O Preferred Stock and all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld or any part of or all shares of the Series O Preferred Stock or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the Holder thereof (after attempting by reasonable means to notify such Holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the Holder of such Receipt remaining liable for any deficiency.

Section 3.3. Warranty as to the Series O Preferred Stock.

The Corporation hereby represents and warrants that shares of the Series O Preferred Stock, when issued, will be duly authorized, validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of shares of the Series O Preferred Stock and the issuance of the related Receipts.

Section 3.4. Warranty as to Receipts.

The Corporation hereby represents and warrants that the Receipts, when issued, will represent legal and valid interests in shares of the Series O Preferred Stock. Such representation and warranty shall survive the deposit of shares of the Series O Preferred Stock and the issuance of the Receipts.

ARTICLE IV

THE DEPOSITED SECURITIES; NOTICES

Section 4.1. Cash Distributions.

Whenever Computershare shall receive any cash dividend or other cash distribution on the Series O Preferred Stock, Computershare shall, subject to Sections 3.1 and 3.2 and, if received, in accordance with written instructions from the Corporation, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such Holders; provided, however, that in case the Corporation or Computershare shall be required to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Series O Preferred Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. Computershare shall distribute or make available for distribution, as the case may be and, if received, in accordance with the Corporation’s written instructions, only such amount, however, as can be distributed without attributing to any Holder of Receipts a fraction of one cent, and any balance not so distributable shall be held by Computershare (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by Computershare for distribution to Record Holders of Receipts then outstanding. Each Holder of a Receipt shall provide Computershare with its certified tax identification number on a properly completed Form W-8 or W-9 or other appropriate form, as may be applicable. Each Holder of a Receipt acknowledges that, in the event of non-compliance with the preceding sentence, the Internal Revenue Code of 1986, as amended, may require withholding by Computershare of a portion of any of the distributions to be made to such Holder hereunder.

All funds received by Computershare under this Deposit Agreement that are to be distributed or applied by Computershare in the performance of Services (the “Funds”) shall be held by Computershare as agent for the Corporation and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Corporation. Until paid pursuant to this Agreement, Computershare may hold or invest the Funds through such accounts in: (a) funds backed by obligations of, or guaranteed by, the United States of America; (b) debt or commercial paper obligations rated A-1 or P-1 or better by S&P Global Inc. (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), respectively; (c) Government and Treasury backed AAA-rated Fixed NAV money market funds that comply with Rule 2a-7 of the Investment Company Act of 1940; or (d) short term certificates of deposit, bank repurchase agreements, and bank accounts with commercial banks with Tier 1 capital exceeding $1 billion, or with an investment grade rating by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). Further, and in accordance with this paragraph, the Corporation reserves the right to provide Computershare with alternative investment options and the Depositary agrees to discuss and abide by, if agreed to in writing by both the Corporation and the Depositary and incorporated herein, such direction to place the Funds in other alternative investments as explicitly provided by the Corporation. The Corporation shall have no responsibility or liability for any diminution of the Funds that may result from any deposit or investment made by Computershare in accordance with this paragraph, except for losses resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest or other earnings in connection with such deposits. Computershare shall not be obligated to pay such interest or earnings to the Corporation, any Holder or any other party.

Section 4.2. Distributions Other than Cash, Rights, Preferences or Privileges.

Whenever the Depositary shall receive any distribution other than cash, rights, preferences or privileges upon the Series O Preferred Stock, the Depositary shall, subject to Sections 3.1 and 3.2, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by such Receipts held by such Holders, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among such Record Holders, or if for any other reason (including any requirement that the Corporation or the Depositary withhold an amount on account of taxes or charges) the Depositary deems, after consultation with the Corporation, such distribution not to be feasible, the Depositary may, with the approval of the Corporation, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, in a commercially reasonable manner. The net proceeds of any such sale shall, subject to Sections 3.1 and 3.2, be distributed or made available for distribution, as the case may be, by Computershare to Record Holders of Receipts as provided by Section 4.1 in the case of a distribution received in cash. The Corporation shall not make any distribution of such securities or property to Computershare and Computershare shall not make any distribution of such securities or property to the Holders of Receipts unless the Corporation shall have provided an opinion of counsel stating that such securities or property have been registered under the Securities Act or do not need to be registered in connection with such distributions.

Section 4.3. Subscription Rights, Preferences or Privileges.

If the Corporation shall at any time offer or cause to be offered to the Persons in whose names shares of the Series O Preferred Stock is recorded on the books of the Corporation any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be communicated to the Depositary and made available by the Depositary to the Record Holders of Receipts in such manner as the Corporation shall direct and the Depositary shall agree, either by the issue to such Record Holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Corporation in its discretion with the acknowledgement of the Depositary; provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Corporation determines that it is not lawful or (after consultation with the Depositary) not feasible to make such rights, preferences or privileges available to Holders of Receipts by the issue of warrants or otherwise, or (ii) if and to the extent so instructed by Holders of Receipts who do not desire to exercise such rights, preferences or privileges, then the Corporation, in its discretion (with acknowledgement of the Depositary, in any case where the Corporation has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall be delivered to Computershare and, if received, in accordance with the written instructions of the Corporation and, subject to Sections 3.1 and 3.2, be distributed by Computershare to the Record Holders of Receipts entitled thereto as provided by Section 4.1 in the case of a distribution received in cash.

The Corporation shall notify the Depositary whether registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for Holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, and the Corporation agrees with the Depositary that it will file promptly a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such Holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the Holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such registration statement shall have become effective, or the Corporation shall have provided to the Depositary an opinion of counsel to the effect that (i) the offering and sale of such securities to the Holders are exempt from registration under the provisions of the Securities Act, and (ii) such securities are validly issued, fully paid and non-assessable.

The Corporation shall notify the Depositary whether any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to Holders of Receipts, and the Corporation agrees with the Depositary that the Corporation will use its reasonable best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such Holders to exercise such rights, preferences or privileges.

Section 4.4. Notice of Dividends, etc.; Fixing Record Date for Holders of Receipts.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to the Series O Preferred Stock, or whenever the Depositary shall receive notice of any meeting at which holders of the Series O Preferred Stock are entitled to vote or of which holders of the Series O Preferred Stock are entitled to notice, or whenever the Corporation shall decide it is appropriate, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Corporation with respect to or otherwise in accordance with the terms of the Series O Preferred Stock) for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting or for any other appropriate reasons.

Section 4.5. Voting Rights.

Subject to the provisions of the Certificate of Designations, upon receipt of notice from the Corporation of any meeting at which the holders of the Series O Preferred Stock are entitled to vote, the Depositary shall, if requested in writing and provided with all necessary information and documents, as soon as practicable thereafter, mail or transmit by such other method approved by the Depositary, in its reasonable discretion, to the Record Holders of Receipts, as determined on the record date fixed pursuant to Section 4.4, a notice prepared by the Corporation which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the Holders of Receipts at the close of business on a specified record date fixed pursuant to Section 4.4 may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the shares of the Series O Preferred Stock represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a Person designated by the Corporation), and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of the Holders of Receipts on the relevant record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of whole shares of the Series O Preferred Stock represented by the Depositary Shares evidenced by all Receipts as to which any particular voting instructions are received. The Corporation hereby agrees to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such shares of the Series O Preferred Stock or cause such shares to be voted. In the absence of specific instructions from Holders of Receipts, the Depositary will not vote (but, at its discretion, may appear at any meeting with respect to the Series O Preferred Stock unless directed to the contrary by the Holders of all the Receipts) to the extent of the shares of the Series O Preferred Stock represented by the Depositary Shares evidenced by such Receipts. The Depositary shall not be required to exercise discretion in voting any Series O Preferred Stock represented by the Depositary Shares evidenced by such Receipt.

Section 4.6. Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, etc.

Upon any change in liquidation preference, split-up, combination or any other reclassification of the Series O Preferred Stock, subject to the provisions of the Certificate of Designations, or upon any recapitalization, reorganization, merger or consolidation affecting the Corporation or to which it is a party, the Depositary shall, upon the written instructions of the Corporation setting forth any adjustment, (i) make such adjustments as are certified by the Corporation in (a) the fraction of an interest represented by one Depositary Share in one share of the Series O Preferred Stock and (b) the ratio of the redemption price per Depositary Share to the redemption price per share of the Series O Preferred Stock, in each case as stated in such instructions and (ii) treat any securities or property (including cash) which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Series O Preferred Stock as new deposited property so received in exchange for or upon conversion or in respect of such Series O Preferred Stock. In any such case, the Depositary shall, upon receipt of written instructions of the Corporation, execute and deliver additional Receipts or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited property. Anything to the contrary herein notwithstanding, Holders of Receipts shall have the right from and after the effective date of any such change in liquidation preference, split-up, combination or other reclassification of the Series O Preferred Stock or any such recapitalization, reorganization, merger or consolidation to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the shares of the Series O Preferred Stock represented thereby only into or for, as the case may be, the kind and amount of shares and other securities and property and cash into which the shares of the Series O Preferred Stock represented by such Receipts might have been converted or for which such shares might have been exchanged or surrendered immediately prior to the effective date of such transaction; provided, that the Depositary shall not have any obligations under this sentence unless and until it has received written instructions from the Corporation.

Section 4.7. Delivery of Reports.

The Depositary shall make available for inspection by Holders of Receipts at the Depositary’s Office and at such other places as it may from time to time deem advisable during normal business hours any reports and communications received from the Corporation that are both received by the Depositary as the holder of the deposited shares and which the Corporation is required to furnish to the holders of the Series O Preferred Stock. In addition, the Depositary shall transmit, upon written request by the Corporation, certain notices and reports to the Holders of Receipts as provided in Section 5.5.

Section 4.8. Lists of Receipt Holders.

Promptly upon request from time to time by the Corporation, the Registrar shall furnish to it a list, as of the most recent practicable date, of the names, addresses and holdings of Depositary Shares of all registered Holders of Receipts.

Section 4.9. Withholding.

Notwithstanding any other provision of this Deposit Agreement, in the event that Computershare determines that any distribution in property is subject to any tax or other charge that Computershare is obligated by law to withhold, the Depositary may dispose of, by public or private sale, all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or charges, and Computershare shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes or charges to the Holders of Receipts entitled thereto in proportion to the number of Depositary Shares held by them, respectively; provided, however, that in the event Computershare determines that such distribution of property is subject to withholding tax only with respect to some but not all Holders of Receipts, Computershare will use its best efforts (i) to sell only that portion of such property distributable to such holders that is required to generate sufficient proceeds to pay such withholding tax and (ii) to effect any such sale in such a manner so as to avoid affecting the rights of any other Holders of Receipts to receive such distribution in property.

ARTICLE V

THE DEPOSITARY, THE DEPOSITARY’S

AGENTS, THE REGISTRAR AND THE CORPORATION

Section 5.1. Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar.

Upon execution of this Deposit Agreement, the Depositary shall maintain at the Depositary’s Office, facilities for the execution and delivery, registration and registration of transfer, surrender and exchange of Receipts, and at the offices of the Depositary’s Agents, if any, facilities for the delivery, registration of transfer, surrender and exchange of Receipts, all in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books at the Depositary’s Office for the registration and registration of transfer of Receipts. Upon direction by the Corporation and with reasonable notice to the Depositary, the Registrar shall open its books for inspection by the Record Holders of Receipts as directed by the Corporation; provided that any Record Holder shall be granted such right by the Corporation only after certifying that such inspection shall be for a proper purpose reasonably related to such Person’s interest as an owner of Depositary Shares evidenced by the Receipts.

The Depositary or Registrar may close such books, at any time or from time to time, when deemed necessary or advisable by the Depositary, the Registrar, any Depositary’s Agent or the Corporation because of any requirement of law or of any government, governmental body or commission, stock exchange or any applicable self-regulatory body.

If the Receipts or the Depositary Shares evidenced thereby or the shares of the Series O Preferred Stock represented by such Depositary Shares shall be listed on one or more national securities exchanges, the Depositary may, with the written approval of the Corporation, appoint a Registrar (reasonably acceptable to the Corporation) for registration of the Receipts or Depositary Shares in accordance with any requirements of such exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of any such exchange) may be removed and a substitute Registrar appointed by the Depositary upon the written request or with the written approval of the Corporation. If the Receipts, such Depositary Shares or the Series O Preferred Stock are listed on one or more other securities exchanges, the Depositary will, at the written request and expense of the Corporation, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of such Receipts, such Depositary Shares or the Series O Preferred Stock as may be required by law or applicable securities exchange regulation.

Section 5.2. Prevention of or Delay in Performance by the Depositary, the Depositary’s Agents, the Registrar or the Corporation.

Neither the Depositary nor any Depositary’s Agent nor any Registrar nor the Corporation, as the case may be, shall incur any liability to any Holder of Receipt if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary’s Agent or the Registrar, as the case may be, by reason of any provision, present or future, of the Corporation’s Restated Certificate of Incorporation (including the Certificate of Designations) or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, the Depositary’s Agent, the Registrar or the Corporation, as

the case may be, shall be prevented or forbidden from, or subjected to any penalty on account of, doing or performing any act or thing which the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary’s Agent, any Registrar or the Corporation, as the case may be, incur liability to any Holder of a Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement shall provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except as otherwise explicitly set forth in this Deposit Agreement.

Section 5.3. Obligations of the Depositary, the Depositary’s Agents, the Registrar, Transfer Agent and the Corporation.

Neither the Depositary nor any Depositary’s Agent nor any Registrar, any Transfer Agent nor the Corporation, as the case may be, assumes any obligation or shall be subject to any liability under this Deposit Agreement to Holders of Receipts or to any other Person other than for its gross negligence, willful misconduct, or actual fraud (each as finally determined by a non-appealable judgment, order, decree or ruling of a court of competent jurisdiction, an arbitral award or an agreement with the Corporation). Notwithstanding anything in this Deposit Agreement to the contrary, neither the Depositary, nor the Depositary’s Agent nor any Registrar nor any Transfer Agent nor the Corporation, as the case may be, shall be liable in any event for special, punitive, incidental, indirect or consequential losses or damages of any kind whatsoever (including but not limited to lost profits), even if they have been advised of the likelihood of such loss or damage and regardless of the form of action. Any liability of the Depositary or any Depositary’s Agent under this Deposit Agreement will be limited in the aggregate to the fees paid to the Depositary for services rendered by it in such capacity under this Deposit Agreement and any liability of the Registrar or Transfer Agent under this Deposit Agreement will be limited in the aggregate to an amount equal to the annual fees paid by the Corporation to such Registrar or Transfer Agent, but, in each case, not including reimbursable expenses; provided, however, that in the event that such liability arises as a result of misappropriation of funds by the Depositary, any of the Depositary’s Agents (except for such Depositary’s Agents which are not employees of the Depositary), any Registrar or any Transfer Agent, as the case may be, through actual fraud or willful misconduct on the part of such Person (as determined by a non-appealable judgment, order, decree or ruling of a court of competent jurisdiction, an arbitral award or an agreement with the Corporation), such limits shall not apply and such liability hereunder shall be instead limited to the amount of such misappropriated funds or the liability resulting from such actual fraud or willful misconduct. Solely with respect to those matters covered by Section 7.12(l), Section 7.12(l) shall prevail over anything to the contrary stated in this paragraph.

Neither the Depositary nor any Depositary’s Agent nor any Registrar nor any Transfer Agent nor the Corporation, as the case may be, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Series O Preferred Stock, the Depositary Shares or the Receipts which in its opinion may involve it in expense or liability unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

Neither the Depositary nor any Depositary’s Agent nor any Registrar nor any Transfer Agent nor the Corporation, as the case may be, shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information from any Person presenting the shares of the Series O Preferred Stock for deposit, any Holder of a Receipt or any other Person believed by it to be competent to give such information. The Depositary, any Depositary’s Agent, any Registrar, any Transfer Agent and the Corporation, as the case may be, may each rely and shall each be protected in acting upon or omitting to act upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary, the Depositary’s Agents, any Transfer Agent or Registrar, as the case may be, shall not be responsible for any failure to carry out any instruction to vote any of the shares of the Series O Preferred Stock or for the manner or effect of any such vote made, as long as any such action or non-action is not taken with actual fraud, willful misconduct or gross negligence (each as finally determined by a non-appealable judgment, order, decree or ruling of a court of competent jurisdiction, an arbitral award or an agreement with the Corporation). The Depositary undertakes, and any Depositary’s Agent, Registrar and any Transfer Agent, as the case may be, shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary, any Depositary’s Agent, Registrar or any Transfer Agent.

The Depositary, its parent, Affiliates, or subsidiaries, any Depositary’s Agents, and any Transfer Agent and any Registrar, as the case may be, may own and deal in any class of securities of the Corporation and its Affiliates and in Receipts or Depositary Shares or become pecuniarily interested in any transaction in which the Corporation or its Affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if it were not the Depositary, the parent, Affiliate or subsidiary of the Depositary or the Depositary’s Agent or Transfer Agent or Registrar hereunder. The Depositary may also act as transfer agent, trustee or registrar of any of the securities of the Corporation and its Affiliates or act in any other capacity for the Corporation or its Affiliates.

The Depositary shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Deposit Agreement or of the Receipts, the Depositary Shares or the Series O Preferred Stock nor shall it be obligated to segregate such monies from other monies held by it, except as required by law. The Depositary shall not be responsible for advancing funds on behalf of the Corporation and shall have no duty or obligation to make any payments if it has not timely received sufficient funds to make timely payments.

In the event the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar, as the case may be, believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar hereunder, or in the administration of any of the provisions of this Deposit Agreement, the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar shall deem it necessary or desirable that a matter be proved or established prior to taking, omitting or suffering to take any action hereunder, the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar may, in its sole discretion upon providing written notice to the Corporation, refrain from taking any action and the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar shall be fully protected and shall not be liable in any way to the Corporation, any Holders of Receipts or any other Person or entity for refraining from taking such action, unless the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar receives written instructions or a certificate of the Corporation which eliminates such ambiguity or uncertainty to the satisfaction of the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar or which proves or establishes the applicable matter to the satisfaction of the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar. Such written instructions shall be full and complete authorization to the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar, as the case may be, and the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar shall incur no liability for or in respect of any action taken, suffered or omitted by it under the provisions of this Deposit Agreement in reliance upon such written instructions.

In the event the Depositary, the Depositary’s Agent, the Registrar or the Transfer Agent, as the case may be, shall receive conflicting claims, requests or instructions from any Holders of Receipts, on the one hand, and the Corporation, on the other hand, the Depositary, the Depositary’s Agent, the Registrar or the Transfer Agent, as the case may be, shall be entitled to act on such claims, requests or instructions received from the Corporation, and shall incur no liability and shall be entitled to the full indemnification set forth in Section 5.6 hereof in connection with any action so taken.

It is intended that the Depositary shall not be deemed to be an “issuer” of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary is acting only in a ministerial capacity as Depositary for the deposited Series O Preferred Stock. The Depositary will not be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of the Receipts, the shares of Series O Preferred Stock or Depositary Shares.

Neither the Depositary (or its officers, directors, employees or agents), any Depositary’s Agent nor any Registrar or any Transfer Agent makes any representation or has any responsibility as to the validity of any registration statement pursuant to which the Depositary Shares may be registered under the Securities Act, the deposited Series O Preferred Stock, the Depositary Shares, the Receipts (except its countersignature thereon) or any instruments referred to therein or herein, or as to the correctness of any statement made in any such registration statement or herein.

The Depositary assumes no responsibility for the correctness of the description that appears in the Receipts. Notwithstanding any other provision herein or in the Receipts, the Depositary makes no warranties or representations as to the validity or genuineness of any shares of Series O Preferred Stock at any time deposited with the Depositary hereunder or of the Depositary Shares, as to the validity or sufficiency of this Deposit Agreement, as to the value of the Depositary Shares or as to any right, title or interest of the Record Holders of Receipts in and to the Depositary Shares. The Depositary shall not be accountable for the use or application by the Corporation of the Depositary Shares or the Receipts or the proceeds thereof.

The Depositary, Depositary’s Agent, any Registrar, and any Transfer Agent hereunder:

(i) shall have no duties or obligations other than those specifically set forth herein (and no implied duties or obligations), or as may subsequently be agreed to in writing by the parties;

(ii) shall have no obligation to make payment hereunder unless the Corporation shall have provided the necessary federal or other immediately available funds or securities or property, as the case may be, to pay in full amounts due and payable with respect thereto;

(iii) shall not be obligated to prosecute or defend any litigation or other proceeding hereunder; if, however, the Depositary determines to prosecute or defend any litigation or other proceeding hereunder, and, where the taking of such action might in the Depositary’s judgment subject or expose it to any expense or liability, the Depositary shall not be required to act unless it shall have been furnished with an indemnity satisfactory to it;

(iv) may rely on and shall be authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, telegram, telex, facsimile transmission or other document or security delivered to the Depositary and believed by the Depositary to be genuine and to have been signed by the proper party or parties, and shall have no responsibility for determining the accuracy thereof;

(v) may rely on and shall be authorized and protected in acting or failing to act upon the written, telephonic, electronic and oral instructions, with respect to any matter relating to the Depositary’s actions as Depositary covered by this Deposit Agreement (or supplementing or qualifying any such actions) of officers of the Corporation;

(vi) may consult counsel satisfactory to it, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Depositary hereunder in accordance with the advice of such counsel;

(vii) except as specifically set forth herein, shall not be called upon at any time to advise any Person with respect to the shares of Series O Preferred Stock or Receipts;

(viii) shall not be liable in any respect on account of the identity, authority or rights of the parties (other than with respect to the Depositary) executing or delivering or purporting to execute or deliver this Deposit Agreement or any documents or papers deposited or called for under this Deposit Agreement; and

(ix) shall not be liable for any failures, delays or losses, arising directly or indirectly out of conditions beyond their reasonable control, including, but not limited to, (i) work stoppages or labor disputes, electrical or mechanical failure or computer hardware or software failure, in each case other than of the Depositary, the Depositary’s Agent, the Registrar or the Transfer Agent, as the case may be, or (ii) acts of government, exchange or market ruling, suspension of trading, civil disobedience, riots, rebellions, communications facilities failures including telephone failure, war, terrorism, insurrection, fires, earthquakes, storms, floods, acts of God or similar occurrences.

The obligations of the Corporation set forth in this Section 5.3 shall survive the replacement, removal or resignation of the Depositary, Registrar, Transfer Agent or Depositary’s Agent or termination of this Deposit Agreement.

Section 5.4. Resignation and Removal of the Depositary; Appointment of Successor Depositary.

The Depositary may at any time resign as Depositary hereunder by delivering notice of its election to do so to the Corporation, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Corporation by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary hereunder and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Corporation shall, within sixty (60) days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be (i) a Person having its principal office in the United States of America and having a combined capital and surplus, along with its Affiliates, of at least fifty million dollars ($50,000,000) or (ii) an Affiliate of any such Person. In the event of such removal or resignation, the Corporation will appoint a successor depositary and inform the Depositary of the name and address of any successor depositary so appointed; provided that the Corporation shall use its best efforts to ensure that there is at all relevant times when the Series O Preferred Stock is outstanding, a person or entity appointed and serving as the Depositary; provided, further, that no failure by the Corporation to appoint such a successor depositary shall affect the termination of this Deposit Agreement or the discharge of the Corporation and the Depositary as depositary hereunder. Upon payment of all outstanding fees and expenses hereunder, the Depositary shall promptly forward to the successor depositary or its designee any shares of stock held by it and any certificates, letters, notices and other document that the Depositary may receive after its appointment has so terminated.

If no successor Depositary shall have been so appointed and have accepted appointment within sixty (60) days after delivery of such notice, the resigning or removed Depositary may petition any court of competent jurisdiction for the appointment of a successor Depositary. Every successor Depositary shall execute and deliver to its predecessor and to the Corporation an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Corporation, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the shares of the Series O Preferred Stock and any moneys or property held hereunder to such successor, and shall deliver to such successor a list of the Record Holders of all outstanding Receipts and such records, books and other information in its possession relating thereto. Any successor Depositary shall promptly mail or transmit by such other method approved by such successor Depositary, in its reasonable discretion, notice of its appointment to the Record Holders of Receipts.

Any Person into or with which the Depositary may be merged, consolidated or converted, or any Person to which all or a substantial part of the assets of the Depositary may be transferred or which succeeds to the shareholder services business of the Depositary shall be the successor of the Depositary without the execution or filing of any document or any further act, and notice thereof shall not be required hereunder. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or its own name as successor Depositary.

The removal or resignation of the Depositary shall automatically be deemed to be a removal of the Depositary as Registrar and Transfer Agent herein without any further act or deed.

Section 5.5. Corporate Notices and Reports.

The Corporation agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt of all necessary information and documents, transmit to the Record Holders of Receipts, in each case at the addresses recorded in the Depositary’s or Registrar’s books, copies of all notices and reports (including without limitation financial statements) required by law, by the rules of any national securities exchange upon which the Series O Preferred Stock, the Depositary Shares or the Receipts are listed or by the Corporation’s Restated Certificate of Incorporation (including the Certificate of Designations), to be furnished to the Record Holders of Receipts or the holder of record of the Series O Preferred Stock. Such transmission will be at the Corporation’s expense and the Corporation will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the Record Holders of Receipts at the Corporation’s expense such other documents as may be requested in writing by the Corporation.

Section 5.6. Indemnification by the Corporation.

Notwithstanding Section 5.3 to the contrary, the Corporation shall indemnify the Depositary, any Depositary’s Agent, any Registrar and any Transfer Agent (including each of their officers, directors, agents and employees) against, and hold each of them harmless from and against, any fee, loss, damage, cost, penalty, fine, judgment, liability or expense (including the reasonable costs and expenses of its legal counsel) which may arise out of acts performed, taken or omitted to be taken in connection with the execution, acceptance, administration, exercise and performance of its respective duties under this Deposit Agreement (including, without limitation, the enforcement by the Depositary, Depositary’s Agent, Registrar or Transfer Agent, as the case may be, of this Deposit Agreement) and the Receipts and any transactions or documents contemplated hereby by the Depositary, any Registrar or any of their respective agents (including any Depositary’s Agent) and any transactions or documents contemplated hereby, except for any liability arising out of gross negligence, willful misconduct, or actual fraud (each as finally determined by a non-appealable judgment, order, decree or ruling of a court of competent jurisdiction, an arbitral award or an agreement with the Corporation) on the respective parts of any such Person or Persons. The obligations of the Corporation set forth in this Section 5.6 shall survive any succession of any Depositary, Registrar, Transfer Agent or Depositary’s Agent or termination of this Deposit Agreement.

Section 5.7. Fees, Charges and Expenses.

The Corporation agrees promptly to pay the Depositary in accordance with Exhibit D and the applicable provisions of the Transfer Agent Services Agreement for all services rendered by the Depositary, Depositary’s Agent, Transfer Agent and Registrar hereunder and to reimburse the Depositary for its reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Depositary, Depositary’s Agent, Transfer Agent and Registrar without gross negligence, willful misconduct, or actual fraud on its part (each as finally determined by a non-appealable judgment, order, decree or ruling of a court of competent jurisdiction, an arbitral award or an agreement with the Corporation) in connection with the services rendered by it (or any agent of the Depositary) hereunder. The Corporation shall pay all charges of the Depositary in connection with the initial deposit of shares of the Series O Preferred Stock and the initial issuance of the Depositary Shares as set forth in Exhibit D, all withdrawals of shares of the Series O Preferred Stock by owners of Depositary Shares, and any redemption or exchange of shares of the Series O Preferred Stock at the option of the Corporation. The Corporation shall pay all transfer and other taxes and charges arising solely from the existence of the depositary arrangements. All other transfer and other taxes and charges shall be at the expense of Holders of Depositary Shares evidenced by Receipts. If, at the request of a Holder of Receipts, the Depositary incurs charges or expenses for which the Corporation is not otherwise liable hereunder, such Holder will be liable for such charges and expenses; provided, however, that the Depositary may, at its sole option, require a Holder of a Receipt to prepay the Depositary any charge or expense the Depositary has been asked to incur at the request of such Holder of Receipts. The Depositary shall present its statement for charges and expenses to the Corporation at such intervals as the Corporation and the Depositary may agree.

ARTICLE VI

AMENDMENT AND TERMINATION

Section 6.1. Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Corporation and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment (other than any change in the fees of any Depositary, Registrar or Transfer Agent) which shall materially and adversely alter the rights of the Holders of Receipts shall be effective against the Holders of Receipts unless such amendment shall have been approved by the Holders of Receipts representing in the aggregate at least two-thirds of the Depositary Shares then outstanding. Every Holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Sections 2.5 and 2.6 and

Article III, of any owner of Depositary Shares to surrender any Receipt evidencing such Depositary Shares to the Depositary with instructions to deliver to the Holder the shares of the Series O Preferred Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law or the rules and regulations of any governmental body, agency or commission, or applicable securities exchange. As a condition precedent to the Depositary’s execution of any amendment, the Corporation shall deliver to the Depositary a certificate that states that the proposed amendment is in compliance with the terms of this Section 6.1. No supplement or amendment to this Agreement shall be effective unless duly executed by the Depositary and the Corporation.

Section 6.2. Termination.

This Deposit Agreement may be terminated by the Corporation at any time upon not less than sixty (60) days prior written notice to the Depositary, in which case, at least thirty (30) days prior to the date fixed in such notice for such termination, the Depositary will mail notice of such termination to the Record Holders of all Receipts then outstanding. If any Receipts shall remain outstanding after the date of termination of this Deposit Agreement, the Depositary thereafter shall discontinue the transfer of Receipts, shall suspend the distribution of dividends to the Holders of the Receipts thereof and shall not give any further notices (other than notice of such termination) or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to the Series O Preferred Stock, and shall continue to deliver the Series O Preferred Stock and any money and other property, if any, represented by Receipts upon surrender thereof by the Holders of Receipts thereof. At any time after the expiration of two (2) years from the date of termination of this Deposit Agreement, as may be instructed by the Corporation in writing, the Depositary shall (i) sell the shares of the Series O Preferred Stock then held hereunder at public or private sale, at such places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property held by it hereunder, without liability for interest, for the benefit, pro rata in accordance with their holdings, of the Holders of Receipts that have not theretofore been surrendered, or (ii) return such shares of Series O Preferred Stock to the Corporation. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement except to account for such net proceeds and money and other property. The Depositary shall continue to receive its fees and expenses after termination of this Deposit Agreement so long as the Depositary continues to provide services in connection with this Deposit Agreement.

Subject to the first paragraph of this Section 6.2, this Deposit Agreement may be terminated by the Corporation or the Depositary only if (i) all outstanding Depositary Shares have been redeemed pursuant to Section 2.8; (ii) there shall have been made a final distribution in respect of the Series O Preferred Stock in connection with any liquidation, dissolution or winding up of the Corporation and such distribution shall have been distributed to the Holders of Receipts representing Depositary Shares pursuant to Section 4.1 or 4.2, as applicable; (iii) upon the consent of Holders of Receipts representing in the aggregate not less than two-thirds of the Depositary Shares outstanding; or (iv) the circumstances set forth in Section 7.12(i) have occurred.

Upon the termination of this Deposit Agreement, the Corporation shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary’s Agent and any Registrar under Sections 5.6 and 5.7; provided further that Section 5.3 and 5.6 shall survive the termination of this Deposit Agreement.

The provisions relating to termination and survival in Section 7.12 shall prevail over anything to the contrary stated in this Section 6.2.

ARTICLE VII

MISCELLANEOUS

Section 7.1. Counterparts.

This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Deposit Agreement by facsimile or pdf shall be effective as delivery of a manually executed counterpart of this Deposit Agreement.

Section 7.2. Exclusive Benefit of Parties.

This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other Person whatsoever.

Section 7.3. Invalidity of Provisions.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 7.4. Notices.

Any and all notices to be given to the Corporation hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by electronic mail, confirmed by letter, addressed to the Corporation at:

The Bank of New York Mellon Corporation

240 Greenwich Street

New York, New York 10286

Attention: Investor Relations

Email: ir.team@bny.com

with a copy to:

The Bank of New York Mellon Corporation

240 Greenwich Street

New York, New York 10286

Attention: Corporate Secretary

Email: CorporateSecretary@bny.com

or at any other addresses of which the Corporation shall have notified the Depositary in writing.

Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by electronic mail, confirmed by letter, addressed to the Depositary at the Depositary’s Office at:

Computershare Inc.

Computershare Trust Company, N.A.

150 Royall St.

Canton, MA 02021

Attention: Legal Department

Email: #USCISLegalContractNotices@computershare.com

or at any other address of which the Depositary shall have notified the Corporation in writing.

Any and all notices to be given to any Record Holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, recognized next day courier services, facsimile transmission or electronic mail, confirmed by letter, addressed to such Record Holder at the address of such Record Holder as it appears on the books of the Depositary; or if such Holder shall have timely filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request; or in the case of any Global Receipt Depository, in accordance with its applicable procedures and arrangements for notices.

Delivery of a notice sent by mail or as provided in this Section 7.4 shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a facsimile transmission or electronic mail) is deposited, postage prepaid, in a post office letter box; provided, that notice to a Global Receipt Depository shall be deemed to be effected at the time such notice is delivered or made as provided in this Section 7.4; provided, further, that the Depositary or the Corporation may, however, act upon any facsimile transmission or electronic mail received by it from the other or from any Holder of a Receipt, notwithstanding that such facsimile transmission or electronic mail shall not subsequently be confirmed by letter or as aforesaid.

Section 7.5. Depositary’s Agents.

The Depositary may from time to time appoint Depositary’s Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary’s Agents and vary or terminate the appointment of such Depositary’s Agents. The Depositary will promptly notify the Corporation of any such action.

Section 7.6. Appointment of Registrar, Dividend Disbursing Agent and Redemption Agent in Respect of the Series O Preferred Stock.

The Corporation hereby appoints the Trust Company as Registrar, Transfer Agent, dividend disbursing agent and redemption agent in respect of the shares of the Series O Preferred Stock deposited with the Depositary hereunder, and the Trust Company hereby accepts such appointments, subject to the express terms and conditions of this Deposit Agreement (and no implied terms or conditions) and, as such, will reflect changes in the number of shares of deposited Series O Preferred Stock held by it by notation, book-entry or other appropriate method. With respect to the appointment of the Trust Company as Registrar, Transfer Agent, dividend disbursing agent and redemption agent in respect of the shares of the Series O Preferred Stock, the Trust Company, in its respective capacities under such appointments, shall be entitled to the same rights, indemnities, immunities and benefits as the Depositary hereunder as if explicitly named in each such provision, and shall provide the applicable services in accordance with the Transfer Agent Services Agreement and Exhibit C attached hereto, in the performance of its duties in such respective capacities.

Section 7.7. Holders of Receipts are Parties.

The Holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

Section 7.8. Governing Law.

This Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any provision of law or rule that would cause the application of the laws of any other jurisdiction.

Section 7.9. Inspection of Deposit Agreement.

Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary’s Agents and shall be made available for inspection during business hours upon reasonable notice to the Depositary by any Holder of a Receipt.

Section 7.10. Headings.

The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit B hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

Section 7.11. Confidentiality.

The Depositary and the Corporation agree that all books, records, information and data pertaining to the business of the other party, including, inter alia, personal, non-public Holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Deposit Agreement, shall remain confidential, and shall not be voluntarily disclosed to any other Person, except as may be required by law or legal process.

Section 7.12. Protection of Personal Information.

(a) In connection with the performance of the Depositary’s duties on behalf of the Corporation under this Deposit Agreement, the Depositary is expected to obtain confidential information related to the Corporation or the Holders of Depositary Shares that is not available to the general public (“Confidential Information”). The Depositary agrees that the Confidential Information shall be held and treated by the Depositary, its directors, officers, employees, Affiliates, agents and subcontractors (collectively, “Representatives”) in confidence and, except as hereinafter provided, shall not be disclosed in any manner whatsoever except as otherwise required by law, regulation, subpoena or governmental authority. Confidential Information shall be used by the Depositary and its Representatives only for the purposes for which provided and shall be disclosed by the Depositary only to those Representatives who have a need to know in order to accomplish the business purpose in connection with which the Confidential Information has been provided. Information shall no longer be considered Confidential Information at such time as such information becomes publicly available other than by action of the Depositary or its Representatives.

(b) “Personal Information” means all information about individuals, including but not limited to, names, signatures, addresses, telephone numbers, account numbers, social security numbers, credit reports, demographic information, financial and other personal data, transaction information, and lists of customers, employees, or investors, received from or created or received on behalf of the Corporation by the Depositary or to which the Depositary has access in the course of performing its duties on behalf of the Corporation under this Deposit Agreement (the “Services”).

(c) The Depositary agrees that all Personal Information is, and shall be considered, confidential and proprietary to the Corporation. The Depositary shall not disclose Personal Information to any third party or permit any third party to have access to any Personal Information, for any purpose except as otherwise provided below. The Depositary shall not use Personal Information, nor shall the Depositary duplicate Personal Information or retain records thereof, except as necessary to perform the Services. The Depositary shall comply with all laws, rules, and regulations applicable to the Depositary relating to the Personal Information and shall comply with the Corporation’s reasonable instructions concerning Personal Information that the Corporation reasonably believes are necessary for the Corporation to be in compliance with applicable laws, rules and regulations relating to the Personal Information in the Depositary’s possession or control.

(d) The Depositary shall implement and maintain a comprehensive written information security program (the “Information Security Program”) which shall include all necessary measures, including the establishment and maintenance of policies and procedures, and technical, physical and administrative safeguards, designed to (i) ensure the security and confidentiality of the Personal Information, (ii) protect against any foreseeable threats or hazards to the security or integrity of Personal Information, (iii) protect against unauthorized access to or use of such information, and (iv) ensure secure and appropriate disposal of the Personal

Information. Without limiting the generality of the foregoing, the Information Security Program shall provide for (i) assessment and re-assessment of the risks to the security of Personal Information acquired or maintained by the Depositary and its agents and contractors in connection with the Services, including, but not limited to, (X) identification of internal and external threats that could result in unauthorized disclosure, alteration or destruction of Personal Information and systems used by the Depositary and its agents and contractors, (Y) assessment of the likelihood and potential damage of such threats, taking into account the sensitivity of such Personal Information, and (Z) assessment of the sufficiency of policies, procedures, information systems of the Depositary and its agents and contractors, and other arrangements in place, to control risks; and (ii) appropriate protection against such risks. The Information Security Program shall provide for the encryption of Personal Information in electronic form while in transit and appropriate firewall and other protections for unencrypted Personal Information in storage. The Depositary shall regularly test key controls, systems and procedures relating to the Information Security Program. The frequency and nature of such tests shall be determined by the Depositary’s risk assessment. The Depositary shall provide the Corporation with the summaries of penetration tests and SOC reports upon the Corporation’s reasonable request. The Depositary shall comply with its Information Security Program. The Depositary certifies that its Information Security Program is and shall be in compliance with Title 201 of the Code of Massachusetts Regulations, Section 17.01 et seq., and other applicable laws, rules, regulations and orders. The Depositary shall deliver separate certifications of such compliance upon the Corporation’s reasonable request.

(e) The Corporation or its designee (which may include regulatory authorities with jurisdiction over the Corporation or any of its affiliates, or outside auditing firms retained by the Corporation) shall have the right, at the Corporation’s sole expense, with prior written notice during normal business hours and not more than once annually, to enter any Depositary premises at which the Services, or any part thereof, are performed, for the purpose of inspecting and auditing the provision of such Services and to determine, among other things, whether the Services are being provided in accordance with applicable law and the terms of this Deposit Agreement, and whether the Depositary and its subcontractors have adequate policies, procedures, safeguards, and controls in place to protect the security of Personal Information acquired or maintained by them in connection with the Services. Any inspection and audit performed by or on behalf of the Corporation pursuant to this Section 7.12(e) shall be upon at least sixty (60) days written notice to the Depositary by the Corporation. The foregoing 60-day notice provision and one annual audit or inspection limitation shall not apply to inspections or audits outside the control of the Corporation and performed or requested by regulatory authorities. During any such inspection or audit, or at any other reasonable time mutually agreed by the parties, the Depositary shall make its relevant officers and employees available to the Corporation to discuss the Depositary’s measures related to its Information Security Program, including measures relating to oversight of the Depositary’s subcontractors and agents who have access to Personal Information, and give the Corporation or its designee reasonable access to records, in whatever form maintained, relating to the provision of the Services; provided, however, that the Depositary may, in its sole discretion, prohibit the Corporation from entering certain areas of its facilities for security reasons or from viewing certain records that are confidential to third parties, in which case the Depositary will provide the Corporation with alternative access to the records, documents, other information or personnel in such restricted area, to the extent reasonably possible. The Corporation may periodically submit to the

Depositary for itself and its subcontractors questionnaires concerning the Depositary’s Information Security Program, and concerning the Depositary’s and its subcontractors’ security measures, business recovery plans, financial condition, ethics and compliance programs, and related measures. The Depositary agrees to promptly respond to any such questionnaires and to any further inquiry by the Corporation its responses may entail. The Depositary shall cooperate with the Corporation to agree upon prompt reasonable measures to mitigate any risks the Corporation may identify. The Depositary shall maintain an ethics and compliance program substantially similar to the description in its questionnaire responses.

(f) The Depositary shall notify the Corporation promptly, unless prohibited by law enforcement or court order, upon discovery of any unauthorized use, disclosure, acquisition, modification, or destruction of Personal Information, unauthorized access to Personal Information, or loss of Personal Information (each, a “Security Breach”). The Depositary shall investigate each Security Breach, provide the Corporation with a detailed written statement describing the circumstances surrounding each Security Breach, and provide and promptly implement a remediation plan to address the Security Breach and prevent any further incidents. The Depositary will at its expense (subject to paragraph (l) below) take all necessary or customary measures to mitigate any harmful effect of any such Security Breach, including without limitation notifications to affected individuals, if requested by the Corporation or required by law or regulation. The Depositary shall also promptly notify the Corporation of any known attempts to commit a Security Breach.

(g) If there is a reasonable likelihood that, in the course of performing the Services, the Depositary may become aware of activities, patterns of activity, or practices that indicate the possible existence of identity theft (as defined by regulations of the Federal Trade Commission), the Depositary will implement appropriate measures, including the establishment and maintenance of policies and procedures, to detect such activities, patterns or practices, notify the Corporation upon such detection, and respond to such activities, patterns or practices. In addition, if the Depositary does become aware of activities, patterns of activity, or practices indicating the possible existence of identity theft, the Depositary will promptly notify the Corporation, and will take reasonable measures to assist the Corporation in implementing an appropriate response.

(h) Unless prohibited by law, the Depositary shall (i) immediately notify the Corporation of any subpoena, court order, or other similar process for the purpose of obtaining Personal Information or other confidential information of the Corporation other than those received in the ordinary course of business and pertaining to a specifically identified individual, (ii) provide the Corporation with documentation thereof, and (iii) permit the Corporation adequate time to exercise its legal options to prohibit or limit disclosure.

(i) In the event that the Corporation determines that there has been a material breach by the Depositary of any of the Depositary’s obligations with regard to Personal Information under this Section 7.12, the Corporation may terminate this Deposit Agreement without complying with the notice requirements set forth in Section 6.2. The Depositary’s obligations with regard to Personal Information shall survive the termination of the agreements with respect to any Personal Information so long as it remains in the possession of the Depositary.

(j) The Depositary shall return to the Corporation or, with the Corporation’s permission, destroy all Personal Information and other confidential information of the Corporation in any form in the Depositary’s possession or in the possession of the Depositary’s agents or subcontractors, except copies thereof which may be retained in accordance with the Depositary’s records retention and destruction policies. The Depositary will certify in writing any destruction of Personal Information and other confidential information of the Corporation. The Depositary will upon request review its records retention and destruction policies with the Corporation.

(k) The Depositary shall upon request from time to time provide the Corporation with a list of applicable subcontractors who have access to Personal Information. The Depositary shall use appropriate diligence and care in selecting its subcontractors. The Depositary agrees to include in written agreements with any agent or subcontractor to whom it provides access to Personal Information, confidentiality and security obligations with respect to such Information. The Depositary shall enforce its agreements with its agents and subcontractors. The Depositary shall be responsible for the acts and omissions of its agents and subcontractors to the same extent as if such acts and omissions were those of the Depositary.

(l) Without regard to any limitation of liability in this or any other agreement, the Depositary shall indemnify and hold the Corporation harmless for all costs, losses, fees (including reasonable attorneys’ fees), claims, investigations, damages and expenses, including but not limited to monetary penalties, incurred by the Corporation or any of its affiliates as a result of a breach of the Depositary’s obligations under this Section 7.12; provided, however, that such obligation to indemnify and hold the Corporation harmless is subject to a monetary limit of one hundred thousand dollars ($100,000) per calendar year, except that there shall be no monetary limit in the case of gross negligence or willful misconduct (each as finally determined by a non-appealable judgment, order, decree or ruling of a court of competent jurisdiction, an arbitral award or an agreement with the Corporation). For the avoidance of doubt, such monetary limit shall apply only in respect of the costs, losses, fees (including reasonable attorneys’ fees), claims, investigations, damages and expenses, including but not limited to monetary penalties, incurred by the Corporation or any of its affiliates in connection with the services rendered by the Depositary in its capacity as such under this Deposit Agreement, and shall not apply in respect of the costs, losses, fees (including reasonable attorneys’ fees), claims, investigations, damages and expenses, including but not limited to monetary penalties, incurred by the Corporation or any of its affiliates in connection with the services rendered by the Transfer Agent or Registrar, as the case may be, under any other agreement, including but not limited to the Transfer Agent Services Agreement. In addition to any other rights the Corporation may have under this Deposit Agreement or at law, since unauthorized use or disclosure of Personal Information or other confidential information may result in immediate and irreparable injury to the Corporation for which monetary damages may not be adequate, in the event that the Depositary or any officer, director, employee, agent, or subcontractor of the Depositary uses or discloses Personal Information or other confidential information in breach of the Depositary’s obligations hereunder, the Corporation shall be entitled to equitable relief, including temporary and permanent injunctive relief and specific performance. The Corporation shall also be entitled to the recovery of any pecuniary gain realized by the Depositary from the unauthorized use or disclosure of Personal Information or confidential information. In no event will any payments paid or payable under this Section 7.12(l) be included in the amount of damages or losses that are subject to any limitation of liability in any other provision of this Deposit Agreement or in any other agreement.

(m) The provisions of this Section 7.12 shall survive expiration or termination of this Deposit Agreement for any reason.

Section 7.13. Further Assurances.

The Corporation shall perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Depositary for the carrying out or performing by the Depositary of the provisions of this Deposit Agreement.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the Corporation and the Depositary have duly executed this Deposit Agreement as of the day and year first above set forth, and all Holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

THE BANK OF NEW YORK MELLON CORPORATION

By:	/s/ Tiffany Eng
Name: Tiffany Eng
Title: Managing Director and Treasurer

COMPUTERSHARE INC. and COMPUTERSHARE TRUST COMPANY, N.A. (on behalf of both entities)

By:	/s/ Rachel Fisher
Name: Rachel Fisher
Title: Senior Contract Negotiation Specialist

[Signature Page to Deposit Agreement]

EXHIBIT A:

FORM OF STOCK CERTIFICATE

Certificate O-

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE BANK OF NEW YORK MELLON CORPORATION

Incorporated Under the Laws of the State of Delaware

SHARES	SERIES O NONCUMULATIVE PERPETUAL PREFERRED STOCK

This is to certify that      is the registered owner of      fully paid and non-assessable shares of the Series O Noncumulative Perpetual Preferred Stock, having a liquidation preference of $100,000 per share, of The Bank of New York Mellon Corporation, a Delaware corporation (the “Corporation”), the terms of which are provided for in the Corporation’s Restated Certificate of Incorporation including the Certificate of Designations of the Series O Noncumulative Perpetual Preferred Stock, transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Restated Certificate of Incorporation and the Amended and Restated By-laws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

Dated:            , 2026

By:		By:
	Name:		Name:
	Title:		Title:

(SEAL)

Countersigned and Registered:

Computershare Trust Company, N.A., as Transfer Agent and Registrar

By:

(REVERSE OF CERTIFICATE)

THE BANK OF NEW YORK MELLON CORPORATION

The Corporation will furnish without charge to each stockholder who so requests, a full statement of the powers, designations and any preferences, conversion and other rights, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Restated Certificate of Incorporation of the Corporation, as amended from time to time, a copy of which will be sent without charge to each shareholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common
TEN ENT – as tenants by the entireties
JT TEN – as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT - ________________ Custodian ___________________ (Custodian) (Minor) under Uniform Gifts to Minors Act ________________ (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, _________________ hereby sell(s), assign(s) and transfer(s) unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

_________________________ (_______________) shares represented by this Certificate and do(es) hereby irrevocably constitute and appoint _____________________, Attorney to transfer the said shares on the books of the Corporation, with full power of substitution in the premises.

Dated: ____________________, _________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever

Signature(s) Guaranteed:

The signature(s) should be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Corporation’s transfer agent. Guarantees by a notary public are not acceptable.

EXHIBIT B:

FORM OF RECEIPT

[FORM OF FACE OF RECEIPT]

Unless this receipt is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to The Bank of New York Mellon Corporation or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

DEPOSITARY SHARES

DR

DEPOSITARY RECEIPT FOR DEPOSITARY SHARES, EACH

REPRESENTING A 1/100TH INTEREST IN ONE SHARE OF

SERIES O NONCUMULATIVE PERPETUAL PREFERRED STOCK

OF

THE BANK OF NEW YORK MELLON CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP 064058AZ3

SEE REVERSE FOR CERTAIN DEFINITIONS

Computershare Inc. and Computershare Trust Company, N.A., acting jointly, as Depositary (the “Depositary”), hereby certify that Cede & Co. is the registered owner of DEPOSITARY SHARES (“Depositary Shares”), each Depositary Share representing a 1/100th interest in one share of Series O Noncumulative Perpetual Preferred Stock, par value $0.01 per share, liquidation preference $100,000 per share (the “Series O Preferred Stock”), of The Bank of New York Mellon Corporation, a Delaware corporation (the “Corporation”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of October 28, 2026 (the “Deposit Agreement”), among the Corporation, the Depositary and the holders from time to time of the Depositary Receipts described therein. By accepting this Depositary Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary and, if a Registrar for the Depositary Receipts (other than the Depositary) shall have been appointed, by manual or facsimile signature of a duly authorized officer of such Registrar.

Dated: ___________________, 2026

COMPUTERSHARE INC., as Depositary

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A., as Depositary and Registrar

By:
Name:
Title:

[FORM OF REVERSE OF RECEIPT]

THE BANK OF NEW YORK MELLON CORPORATION

THE BANK OF NEW YORK MELLON CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH RECEIPTHOLDER WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OR SUMMARY OF THE CERTIFICATE OF DESIGNATIONS OF SERIES O NONCUMULATIVE PERPETUAL PREFERRED STOCK OF THE BANK OF NEW YORK MELLON CORPORATION. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS RECEIPT.

The Corporation will furnish without charge to each receiptholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or to the Transfer Agent.

EXPLANATION OF ABBREVIATIONS

The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below may be used.

Abbreviation	Equivalent Phrase	Abbreviation	Equivalent Phrase
JT TEN	As joint tenants, with right of survivorship and not as tenants in common	TEN BY ENT	As tenants by the entireties

TEN IN COM	As tenants in common	UNIF GIFT MIN ACT	Uniform Gifts to Minors Act

Abbreviation	Equivalent Word	Abbreviation	Equivalent Word	Abbreviation	Equivalent Word
ADM	Administrator(s), Administratrix	EX	Executor(s), Executrix	PAR	Paragraph

AGMT	Agreement	FBO	For the benefit of	PL	Public Law

ART	Article	FDN	Foundation	TR	(As) trustee(s), for, of

CH	Chapter	GDN	Guardian(s)	U	Under

CUST	Custodian for	GDNSHP	Guardianship	UA	Under agreement

DEC	Declaration	MIN	Minor(s)	UW	Under will of, Of will of, Under last will & testament

EST	Estate, of Estate of

For value received, _______________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

Depositary Shares represented by the within Receipt, and do(es) hereby irrevocably constitute and appoint __________________________________________________ Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated: _____________________________

NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED

NOTICE: The signature(s) should be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Corporation’s transfer agent. Guarantees by a notary public are not acceptable.

EXHIBIT C:

SERVICES SCHEDULE

* The following services are to be provided by Trust Company in its capacities as Transfer Agent and Registrar for Series O Preferred Stock and Transfer Agent and Registrar for Depositary Shares, to the extent not provided by DTC under its Operating Procedures or as otherwise set forth under the Transfer Agent Services Agreement. The following services supplement and are in addition to the services to be provided by Trust Company in its capacities as Transfer Agent and Registrar pursuant to the Transfer Agent Services Agreement.

Preferred Issue Services

•	Securing appointment documentation

•	Setting up the new issue details in the Trust Company and Computershare’s system, including information to process dividends, if necessary

•	Notifying the Transfer Agent and Registrar’s operating departments regarding the new issue

•	Letter to DTC within SEC notification standards announcing Trust Company’s appointment as transfer agent

•	Acting on the instructions of the lead underwriter regarding issuance of the securities

•

Closing via telephone to release the securities to the underwriters after the transaction has been agreed to by all parties. If attendance is required there will be a fee of $500.00 plus travel expenses.

•	Gather and maintain updated shareholder banking and tax information

C-1